Exhibit 99

CERTIFICATION

Each of the undersigned in the capacity indicated hereby certifies that, to his knowledge, this Report on Form 10-Q for the quarter ended April 5, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of The William Carter Company.

Date: May 16, 2003	/s/ FREDERICK J. ROWAN, II

Frederick J. Rowan, II
Chief Executive Officer

Date: May 16, 2003	/s/ MICHAEL D. CASEY

Michael D. Casey

Chief Financial Officer